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                                                                    EXHIBIT 11.1

                                KERAVISION, INC.
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                             Three Months Ended
                                                               March 31, 1996
                                                             ------------------
Net Loss....................................................      $(2,297)
                                                                  =======

Shares used in computation of net loss per share:
  Weighted average common shares outstanding................       12,266
                                                                  =======
Net loss per share..........................................      $ (0.19)
                                                                  =======
                                                             Three Months Ended
                                                               March 31, 1995
                                                             ------------------
Net Loss....................................................      $(1,524)
                                                                  =======
Shares used in calculation of pro forma net loss per share:
  Weighted average shares of common stock outstanding.......        2,941
  Shares related to Staff Accounting Bulletins Nos. 55,
     64 and 83:
        Stock option grants.................................           84
        Issuances of common stock...........................            2
  Preferred stock on an as-if converted basis...............        5,263
                                                                  -------
                                                                    8,290
                                                                  =======
Pro forma net loss per share................................      $ (0.18)
                                                                  =======
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